                                                                    EXHIBIT 10.1

                           CALIFORNIA MICROWAVE, INC.

                          EMPLOYEE STOCK PURCHASE PLAN
                      (as amended through September 1996)*



                  1.       PURPOSE:

                  The CALIFORNIA MICROWAVE, INC. EMPLOYEE STOCK PURCHASE PLAN (hereinafter called the "Plan") is designed to foster continued cordial employee relations, to encourage and assist its employees and the employees of any present or future subsidiaries in acquiring a stock ownership interest in CALIFORNIA MICROWAVE, INC. (hereinafter called the "Corporation") and to help them provide for their future security. For this purpose the Corporation reserved 1,652,756* shares of its capital stock, of which amount 1,220,180 shares had been sold under the Plan as of September 25, 1996.

                  2.       BI-ANNUAL PERIODS:

                  Bi-annual periods shall mean the six-month periods ending June 30th and December 31st of each year. The first period under this Plan shall commence on January 1, 1973.

                  3.       ELIGIBILITY:

                  Anyone who was an employee at the inception of the Plan (except those employees who own five percent (5%) or more of the stock of the Corporation or any subsidiary of the Corporation at the start of any bi-annual period and part-time employees, all as defined in Internal Revenue Code Section
423), was or is eligible to become a member of the Plan. Anyone who became or becomes an employee of the Corporation or any of its present or future subsidiaries thereafter (subject to the exceptions stated in the preceding sentence), was or is eligible to become a member of the Plan, on the first day of the bi-annual period following the completion of (30) days of continuous service. Notwithstanding the foregoing, no employee shall be entitled to purchase (i) shares of stock under the Plan and all other purchase plans of the Corporation and any parent or subsidiary of the Corporation with an aggregate fair market value (determined at date of grant) exceeding $25,000 per year for each calendar year in which such option is outstanding at any time, or (ii) more than 1,000 shares of stock under the Plan in any bi-annual period.

* Subject to stockholder approval at the Company's 1996 annual meeting of stockholders.

                  4.       JOINING THE PLAN:

                  Any eligible employees' participation in the Plan shall be effective on the seventh working day after the employee has completed, signed and returned to the Corporation, or one of its present or future subsidiaries, a Stock Purchase Plan Application and Payroll Deduction Authority form indicating his acceptance and agreement to the Plan.

                  Membership of any employee in the Plan is entirely voluntary.

                  5.       MEMBER'S CONTRIBUTIONS:

                  Each member shall elect to make contributions by monthly payroll deduction of two percent (2%), five percent (5%), eight percent (8%) or ten percent (10%) of such member's monthly gross pay.

                  Subject to the maximum described above, a member may elect in writing to increase or decrease his rate of contribution; such change will become effective the first day of the bi-annual period following receipt by the Corporation or one of its present or future subsidiaries of such written election.

                  The amount of each member's monthly contribution shall be held by the Corporation in a special account and such contributions, free of any obligation of the Corporation to pay interest thereon, shall be credited to such member's individual account as soon as practicable after each pay day.

                  No member will be permitted to make contributions for any period during which he is not receiving pay from the Corporation or one of its present or future subsidiaries.

                  6.       ISSUANCE OF SHARES:

                  On the 30th day of June, 1973, and on the last trading day of each bi-annual period thereafter so long as the Plan shall remain in effect, and provided the member has not before that date advised the Corporation that he does not wish shares purchased for his account on that date, the Corporation shall apply the funds then in the member's account to the purchase of authorized but unissued shares of its capital stock in units of one share or multiples thereof. Until the Corporation's shares are actively traded, the Board of Directors shall set, on or before the first day of each bi-annual period, the cost to each member for shares purchased for members' accounts on the last day of such bi-annual period. The cost as determined by the Board of

Directors shall be communicated to the members on or before the first day of each bi-annual period. The cost shall be no less than eighty-five percent (85%) and no more than one hundred percent (100%) of the fair market value of the shares as determined by the Board of Directors.

                  When the Corporation's shares are actively traded, the cost to each member for the shares so purchased shall be no less than eighty-five percent (85%) and no more than one hundred percent (100%) of the lower of:

                  1. The mean between the average bid and ask prices of the stock in the over-the-counter market as quoted on the National Association of Security Dealers Automatic Quotation System (NASDAQ) or as reported by the National Quotation Bureau, Inc., or if the stock is traded on one or more securities exchanges, the average of the closing prices on all such exchanges, on the first trading day of the bi-annual period;

                  2. The mean between the average bid and ask prices of the stock in the over-the-counter market as quoted on the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or as reported by National Quotation Bureau, Inc., or if the stock is traded on one or more securities exchanges, the average of the closing prices on all such exchanges, on the last trading day of the bi-annual period.

                  The Board of Directors shall set, on or before the first trading day of each bi-annual period, the percentage factors to be used for the bi-annual period about to commence. The percentage factors as decided upon by the Board of Directors shall be communicated to the members on or before the first trading day of each bi-annual period.

                  Any moneys remaining in such member's account equaling less than the sum required to purchase one share, or moneys remaining in such member's account by reason of application of the provisions of the next paragraph hereof, shall be held in such member's account for use during the next bi-annual period. Any moneys remaining in such member's account by reason of his prior election not to purchase shares in a given bi-annual period as aforesaid and any moneys remaining in such member's account upon termination of the member's membership in the Plan shall be promptly returned to the member. The Corporation shall, as expeditiously as possible after the last day of each December and June issue to the member entitled thereto the certificates evidencing the shares issuable to him as provided herein.

                  If the number of shares members desire to purchase at the end of any bi-annual period exceeds the number of shares then available under the Plan, the shares available shall be allocated among such members in proportion to their contributions during the bi-annual period.

                  7.       TERMINATION OF MEMBERSHIP:

                  A member's membership in the Plan will be terminated when the member (a) voluntarily elects to withdraw his entire account, (b) resigns or is discharged from the Corporation or one of its present or future subsidiaries,
(c) dies, or (d) does not receive pay from the Corporation or one of its present or future subsidiaries for twelve (12) consecutive months, unless this period is due to illness, injury or for other reasons approved by the persons or person appointed by the Corporation to administer the Plan as provided in Paragraph 10 below. Upon termination of membership, the terminated member shall not be entitled to rejoin the Plan until the first day of the bi-annual period immediately following the bi-annual period in which the termination occurs. Upon termination of membership, the member shall be entitled to the amount of his individual account within fifteen (15) days after the termination.

                  8.       BENEFICIARY:

                  Each member shall designate a beneficiary or beneficiaries and may, without their consent, change his designator. Any designation shall be effective only after it is received by the Corporation and shall become effective as of the date it is signed and shall be controlling over any disposition by will or otherwise.

                  Upon the death of a member his account shall be paid or distributed to the beneficiary or beneficiaries designated by him, or in the absence of such designation, to the executor or administrator of his estate, and in either event the Corporation shall not be under any further liability to anyone. If more than one beneficiary is designated, then each beneficiary shall receive an equal portion of the account unless the member indicates to the contrary in his designation, provided that the Corporation may in its sole discretion make distributions in such form as will avoid the creation of fractional shares.

                  9.       ADMINISTRATION OF THE PLAN:

                  The Plan shall be administered by such officers or other employees of the Corporation as the Corporation may from time to time select, and the persons so selected shall be responsible for the administration of the Plan. All costs and expenses incurred in administering the Plan shall be paid by the Corporation. Any taxes applicable to the member's account shall be charged or credited to the member's account by the Corporation.

                  10.      MODIFICATION AND TERMINATION:

                  The Corporation expects to continue the Plan until such time as the shares reserved for issuance under the Plan have been sold. The Corporation reserves, however, the right to amend, alter, or terminate the Plan in its discretion. Upon termination, each member shall be entitled to the amount of his individual account within fifteen (15) days after termination. Appropriate and proportionate adjustments shall be made in the number and class of shares of stock subject to this Plan, and to the rights granted hereunder and the prices applicable to such rights, in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition, separation, or like change in the capital structure of the Corporation.

                  11.      ASSIGNABILITY OF RIGHTS:

                  No rights of any employee under this Plan shall be assigned by him, by operation of law, or otherwise, except to the extent that he is permitted to designate a beneficiary or beneficiaries as hereinabove provided, and except to the extent permitted by the law of descent and distribution if no such beneficiary be designated. Prior to the issuance of any shares under this Plan, each employee member shall be required to sign a statement as set forth in Exhibit "A" attached hereto and incorporated herein.

                  12.      PARTICIPATION IN OTHER PLANS:

                  Nothing herein contained shall affect an employee's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, or other employee welfare plan or program of the Corporation.

                  13.      APPLICABLE LAW:

                  The interpretation, performance, and enforcement of this Plan shall be governed by the laws of the State of California.

                  14.      EFFECTIVE DATE AND APPROVALS:

                  This Plan as originally approved by the shareholders of the Corporation on July 25, 1972 covered 16,000 shares. The Plan was increased by the following:

                                                                                                     Number
Year              Transaction                                                                      of Shares
- ----              -----------                                                                      ---------
1972              Original Authorization                                                              16,000
1974              Board of Directors & Stockholder Approval                                           25,000
1977              Board of Directors & Stockholder Approval                                           25,000
1978              50% stock dividend                                                                  12,658
1979              50% stock dividend                                                                  13,338
1980              Board of Directors & Stockholder Approval                                           50,000
1981              100% stock dividend                                                                 47,768
1982              Board of Directors & Stockholder Approval                                          100,000
1983              50% stock dividend                                                                  62,992
1985              Board of Directors & Stockholder Approval                                          200,000
1988              Board of Directors & Stockholder Approval                                          200,000
1991              Board of Directors & Stockholder Approval                                          200,000
1994              Board of Directors & Stockholder Approval                                          300,000
1996              Board of Directors Approval                                                        400,000
                                                                                                   ---------
                                                                                        Total      1,652,756

This Plan was subject to the approval of the California Commissioner of Corporations. The California Commissioner of Corporations may, from time to time, impose restrictions and conditions on any shares granted under the Plan.